Exhibit 24(B)

DUKE ENERGY CORPORATION

CERTIFICATE

The undersigned officer of DUKE ENERGY CORPORATION, a North Carolina corporation (the “Corporation”), does hereby certify that attached hereto is a true and complete copy of a resolution adopted at a meeting of the Board of Directors of the Corporation with respect to the Registration Statement, which resolution is presently in full force and effect.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal of the Corporation this 5th day of May, 2004.

/s/ Robert T. Lucas III

Robert T. Lucas III Assistant Secretary

[Corporate Seal]

FURTHER RESOLVED, That each officer and director who may be required to execute the Form S-3 (whether on behalf of the Corporation or as an officer or director thereof or by attesting the seal of the Corporation or otherwise) be, and hereby is, authorized to execute a power of attorney appointing Robert P. Brace, David L. Hauser, Myron L. Caldwell and Robert T. Lucas III, and each of them, as true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) the Form S-3 and all instruments necessary or advisable in connection therewith, to attest the seal of the Corporation thereon and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of such officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person;